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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-_______), pertaining to the FTI Consulting, Inc. 1997 Stock Option Plan, as amended, and the FTI Consulting, Inc. Employee Stock Purchase Plan, as amended, of our report dated February 11, 2002, with respect to the consolidated financial statements and schedule of FTI Consulting, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2001.



                                                /s/ Ernst & Young LLP

Baltimore, Maryland
July 10, 2002